English version for reference only
Exhibit 10.2

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

The fourth Supplementary Agreement to the Joint Venture Contract on Incorporation of Chongqing Alpha and Omega Semiconductor Limited

This Supplementary Agreement (this " Supplementary Agreement ") is entered into in and becomes effective on December 1, 2021 (the "Effective Date") by and among the following Parties in Chongqing:

1.Alpha and Omega Semiconductor Limited（“AOS”）, a company duly incorporated according to the laws of Bermuda.
2.Alpha & Omega Semiconductor (Shanghai) Ltd. (“AOS SH”), a company duly incorporated in Shanghai according to the laws of the People’s Republic of China (“China”).
3.Agape Package Manufacturing (Shanghai) Limited（“APM SH”）, a company duly incorporated in Shanghai according to the laws of China.
4.Chongqing Strategic Emerging Industry Equity Investment Fund Partnership (LP) (“Strategic Industry Fund”), a partnership duly established in Chongqing according to the laws of China.
5.Chongqing Liangjiang New Area Strategic Emerging Industry Equity Investment Fund Partnership (LP) (“Liangjiang Strategic Fund”), a partnership duly established in Chongqing according to the laws of China.
6.[*], a partnership duly incorporated in [*] according to the laws of China.
The above six parties are hereinafter collectively referred to as the "Parties" and, individually, a "Party." Strategic Industry Fund and Liangjiang Strategic Fund are hereinafter collectively referred to as the "Fund Parties". AOS, AOS SH, and APM SH are hereinafter collectively referred to as the "AOS Parties".

Whereas:

1.The AOS Parties and the Fund Parties have executed the Joint Venture Contract on Incorporation of Chongqing Alpha and Omega Semiconductor Limited (the “JV Company”) (the "JV Contract"), the Supplementary Agreement to the Joint Venture Contract on Incorporation of Chongqing Alpha and Omega Semiconductor Limited, the Second Supplementary Agreement to the Joint Venture Contract on Incorporation of Chongqing Alpha and Omega Semiconductor Limited, the Third Supplementary Agreement to the Joint Venture Contract on Incorporation of Chongqing Alpha and Omega Semiconductor Limited, (The above-mentioned supplementary contracts are collectively referred to as the "Supplementary Agreement to JV Contract"), and the effective articles of association of the JV Company ("Articles of Association") was executed on December 19, 2018.
2.In order to optimize the shareholding structure of the JV Company, AOS SH and APM SH intend to respectively transfer 1.05263% of their equity interest in the JV Company (representing USD 3,989,474 of the registered capital of the JV Company) to [*]. The shareholders and shareholding structure of the JV Company will change upon the completion of such transaction.
3.The JV Company intends to establish an Employee Stock Ownership Plan and the Employee Stock Ownership Partnership intends to hold certain equity interest of the JV Company, which totally represents USD 19,947,400 of the capital contribution of the JV Company by subscribing the newly- increased registered capital of JV Company in two rounds.
NOW, THEREFORE, to clarify the rights and obligations of the Parties after the completion of the above-mentioned changes in shareholders and shareholding structure and the adjustment relating
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

English version for reference only
to the corporate governance of JV Company, the Parties have reached an agreement through negotiation and entered into this Supplementary Agreement as follows:

1.The Parties agree that AOS SH and APM SH will transfer to [*]an aggregate of 2.1053% of the equity interests in JV Company as of November 30, 2021 (representing USD 7,978,948 of the registered capital of the JV Company), AOS SH will transfer 1.05263% of the equity interest in the JV Company to [*], representing USD 3,989,474 of the registered capital of the JV Company. APM SH will transfer 1.05263% of the equity interest in the JV Company to [*], representing USD 3,989,474 of the registered capital of the JV Company. [*] will acquire 2.1053% of equity interests by cash payment (this "Equity Transfer Transaction"; specific terms relating to this Equity Transfer Transaction shall be separately agreed upon by and among AOS SH, APM SH and [*]). The transferor shall provide the other shareholders with a prior written notice, which shall contain at least key terms, such as the amount of the registered capital to be transferred, the proposed transfer price, basic information of the potential transferee, payment term, method of payment, special covenants etc. AOS and the Fund Parties acknowledge that they will waive their pre-emptive rights with respect to the aforesaid aggregate 2.1053% of the equity interest transferred by AOS SH and APM SH.
2.After the completion of this Equity Transfer Transaction, the registered capital of JV Company shall remain unchanged as USD 379 million and the shareholders, shareholding structure and percentage of capital contribution of JV Company shall be changed as follows:

No.	Name of Shareholder	Contribution (USD)	Percentage of Capital Contribution
1	Strategic Industry Fund	124,000,000	32.7177
2	Liangjiang Strategic Fund	62,000,000	16.3588
3	AOS	119,000,000	31.3984
4	APM SH	39,010,526	10.2930
5	AOS SH	27,010,526	7.1268
6	[*]	7,978,948	2.1053
	Total	379,000,000	100%

3.The Parties confirm that the composition of the Board of Directors stipulated in the Article 8 Clause 8.2 of the JV Contract shall be amended as follows:
The Parties agree that the Board of Directors is composed of seven (7) directors, three (3) of whom will be appointed by AOS, three (3) of whom will be appointed by the Fund Parties and one (1) of whom will be jointly appointed by AOS and the Fund Parties, who shall be the general manager of the JV Company. Upon the establishment of the Employee Stock Ownership Partnership by the JV Company, the abovementioned director jointly appointed by AOS and the Fund Parties shall be replaced by the director appointed by the Employee Stock Ownership Partnership. During the term hereof, if the percentage of capital contribution of each Party changes, the Parties may amend this JV

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

English version for reference only
Contract accordingly, including but not limited to making appropriate modifications to the composition of the board of directors and the number of directors appointed by each Party according to the agreement otherwise reached by the Parties at that time.

4.The Parties confirm that the composition of the Senior Officers of JV Company stipulated in the Article 8 Clause 8.15 of the JV Contract shall be amended as follows:
The senior officers include the general manager, the deputy general manager, the financial officer, secretary of the board of directors (if any) and the other personnel as stipulated in the Article of Association of the JV Company. The general manager shall be the legal representative of JV Company. The general manager and other senior officers of JV Company shall be appointed by the Board of Directors of JV Company.

5.The Parties acknowledge that they will endeavor to promote the listing process of the JV Company, and for the purpose of the listing, subject to the relevant requirements of the PRC laws, the JV Company will implement the Employee Stock Ownership Plan by increasing the registered capital and intend to issue no more than USD 19,947,400 of capital contribution to Employee Stock Ownership Partnership. The equity interest of Parties will be diluted in proportion to their respective ratio of equity interests in JV Company.
After the subscription of the newly increased registered capital in the first round, the Employee Stock Ownership Partnership will hold certain equity interest of the JV Company, which represents USD 16,556,300 of the capital contribution to the JV Company at the price of 1USD per 1USD of capital contribution (the "First Round Employee Stock Ownership Plan");

After the subscription of the newly increased registered capital in the second round, the Employee Stock Ownership Partnership will hold certain equity interest of the JV Company, which totally represents USD 19,947,400 of the capital contribution to the JV Company, and the subscription price shall be subject to the approval by the internal authority of JV Company.

If the JV Company fails to establish the Employee Stock Ownership Partnership and complete capital increase to the JV Company with the contribution of USD 19,947,400 within 24 months from the date hereof, AOS Parties shall have the right to request [*] to perform in any of the following:

5.1request [*] at its own expense to transfer certain percentage of the equity interest in the JV Company as calculated below to an entity designated by AOS Parties without consideration: 0.1053% of the equity interest in the JV Company (representing USD 399,087 of the registered capital of the JV Company)*N; or
5.2request [*] to pay the entity designated by AOS Parties a compensation in cash calculated as follows: Total Amount of Cash Compensation = RMB5.4 billion * 39.9087/37,900*N.
For the purpose of the above calculation, N = (1 - the amount of capital contribution made by the Employee Stock Ownership Partnership to JV Company within 24 months from the date hereof/USD 19,947,400). When N is zero or negative, [*] does not need to compensate AOS Parties.

6.After the execution of this Supplementary Agreement, the JV Company shall amend the corresponding clauses of the JV Company’s Articles of Association and issue Amendments to the Articles of Association regarding the shareholding structure, percentage of capital contribution, and composition of the Board of Directors of the JV Company, and submit it to relevant administration for market regulation, or other competent government authorities for the filing of Amendments to the Articles of Association.
7.The Parties unanimously undertake to actively cooperate with and complete the adjustment of non-actual controller state of JV Company, including, without limitation, prior to December 31, 2021, to complete the adjustment of shareholding,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

English version for reference only
the First Round Employee Stock Ownership Plan, the adjustment of seats of the board of directors and execution of new shareholders' contract and articles of association or amendments thereto.
8.[*] confirms that it has received copies of the JV Contract and the Supplementary Agreement to JV Contract sent by the AOS Parties and the Fund Parties and undertakes that it acknowledges all the terms and contents of the JV Contract and Supplementary Agreement to JV Contract, unless otherwise provided herein. [*] further acknowledges that from the date on which [*] is registered with the Company Registration Authority as a shareholder of JV Company under the Equity Transfer Transaction, it shall automatically become a party to the JV Contract and Supplementary Agreement to JV Contract and be bound thereby and undertakes to perform its obligations under the JV Contract and the Supplementary Agreement to JV Contract in accordance with the provisions thereof.
9.This Supplementary Agreement shall be deemed as an integral part of the JV Contract and Supplementary Agreement to JV Contract; in case of any conflict between the Supplementary Agreement and the JV Contract and Supplementary Agreement to JV Contract, this Supplementary Agreement shall prevail; any matters not stipulated herein, the relevant stipulation made in the JV Contract and Supplementary Agreement to JV Contract shall apply.
10.This Supplementary Agreement will become effective on the effective date after being executed by all parties.
11.This Supplementary Agreement is made in twelve copies, each party holds one copy, and six copies shall be kept for the JV Company.

(The following is intentionally left blank. It is the signature page of the fourth Supplementary Agreement to the Joint Venture Contract on Incorporation of Chongqing Alpha and Omega Semiconductor Limited)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

English version for reference only

Alpha and Omega Semiconductor Limited （“AOS”）

Signature：
Name：
Title：

Alpha & Omega Semiconductor (Shanghai) Ltd. (“AOS SH”)

Signature：
Name：
Title：

Agape Package Manufacturing (Shanghai) Limited （“APM SH”）

Signature：
Name：
Title：

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

English version for reference only
Chongqing Strategic Emerging Industry Equity Investment Fund Partnership (LP) (“Strategic Industry Fund”)

Signature：
Name：
Title：

Chongqing Liangjiang New Area Strategic Emerging Industry Equity Investment Fund Partnership (LP) (“Liangjiang Strategic Fund”)

Signature：
Name：
Title：

[*]
Signature：
Name：
Title：

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.